Delaware    PAGE     1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
"NARA MERGER SUB CORP. ", A DELAWARE CORPORATION,

WITH AND INTO "NARA BANCORP, INC." UNDER THE NAME OF "BBCN BANCORP, INC. ", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF NOVEMBER, A.D. 2011, AT 12:48
O' CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTIETH DAY OF NOVEMBER, A.D. 2011, AT 11:59 O' CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

3239893     8lOOM     AUT HEN

111240073
You may verify this certificate online
at corp.delaware.gov/authver.shtml

DATE: 11-30-11

State of Delaware Secretary of State Division of Corporations
Delivered 12:54 PM 11/30/2011
(    FILED 12:48 PM 11/30/2011
'    SRV 111240073 - 3239893 FILE

CERTIFICATE OF OWNERSHIP AND MERGER MERGING
NARA MERGER SUB CORP.

WITH AND INTO NARA BANCORP, INC.

Pursuant to Section 253 of the Delaware General Corporation Law

November 30, 2011

Nara Bancorp, Inc., a Delaware corporation (the ''Corporation"), which desires to merge Nara Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation ("Merger Sub"), with and into the Corporation (the "Merger") pursuant to the provisions of Section 253 of the Delaware General Corporation Law, as amended (the "DGCL"), docs hereby certify as follows:

1.	The Corporation owns all of the issued and outstanding shares of each class of outstanding capital stock of Merger Sub.

2.	The Corporation's board of directors, by the resolutions attached hereto as Annex I, which were adopted on November 16, 2011, determined to effect the Merger set forth herein.

3.
The Corporation does hereby merge Merger Sub with and into the Corporation, with the Corporation being the surviving corporation of the Merger (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall terminate.

4.
The name of the Surviving Corporation is Nara Bancorp, Inc.; provided, however, that upon the effectiveness of the Merger, the Surviving Corporation shall change its corporate name to "BBCN Bancorp, Inc." pursuant to Section 253(b) of the DGCL by amending and restating Article I of the Certificate of Incorporation of the Surviving Corporation, as the same has been amended to date, in its entirety to read as follows:

I.

The name of this corporation is BBCN BANCORP, INC.

5.     The Merger shall be effective at 11:59 p.m. (Eastern time) on November 30,
2011.

* * * * *

'·

7()(171 1357 10427884

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of the date first written above.

NARA BANCORP, INC.

ANNEX I
Authorizing Resolutions
RESOLUTIONS OF THE BOARD OF DIRECTORS OF
NARA BANCORP, INC.

November 16, 2011

WHEREAS, Nara Bancorp, Inc. (the "Corporation") and Center Financial Corporation
("Center") are parties to that certain Agreement and Plan of Merger, dated as of December 9,
20 I 0, as amended pursuant to Amendment No.1 to Agreement and Plan of Merger, dated as of
April 13, 2011, and Amendment No.2 to Agreement and Plan of Merger, dated as of July 6,
2011 (as amended, the "Merger Agreement"), providing, among other things, for the merger of Center with and into the Corporation (the "Center Merger") and the merger of Nara Bank with and into Center Bank concurrently therewith or as soon as reasonably practicable thereafter;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the Corporation and Center have agreed to change the name of the surviving corporation of the Center Merger to "BBCN Bancorp, Inc.", such name change to be effective, if at all, as of the Effective Time (as defined in the Merger Agreement); and

WHEREAS, the Board of Directors of the Corporation (the "Board") deems it desirable and in the best interests of the Corporation and its stockholders to form a wholly owned subsidiary ("Merger Sub"), to exist as a corporation under the laws of the State of Delaware, for the purpose of effecting a merger of Merger Sub with and into the Corporation, with the Corporation being the surviving corporation of the Merger under the corporate name "BBCN Bancorp, Inc.", such merger to be effective, if at all, as of the Effective Time.

NOW THEREFORE, BE IT RESOLVED, that the Board hereby approves and declares advisable in all respects the formation of Merger Sub as a corporation existing under the laws of the State of Delaware and the purchase by the Corporation of one (1) share of common stock to be issued by Merger Sub at the purchase price of $1 0.00;

FURTHER RESOLVED, that the Board hereby approves and declares advisable in all respects the merger of Merger Sub with and into the Corporation pursuant to the provisions of Section 253 of the DGCL, such merger to be effective as of the Effective Time, with the Corporation continuing as the surviving corporation under the new corporate name "BBCN Bancorp, Inc.", and the separate corporate existence of Merger Sub terminating at the Effective Time;

FURTHER RESOLVED, that the officers of the Corporation (each, an "Authorized Officer") are each hereby authorized, in the name and on behalf of the Corporation, to execute and deliver any certificates, instruments or documents as any of such Authorized Officers may deem necessary or appropriate to form Merger Sub under the laws of the State of Delaware, to carry out the purchase of common stock of Merger Sub as authorized by these resolutions and to consummate the merger of Merger Sub with and into the Corporation;

FURTHER RESOLVED, that the Authorized Officers of the Corporation are each hereby authorized to take from time to time, in the name and on behalf of the Corporation, such actions and pay any fees, expenses, taxes and other costs and expenses and to execute and deliver from time to time, in the name and on behalf of the Corporation, such certificates, instruments, notices and documents as may be required or as such officer may deem necessary, advisable or proper in order to carry out the purposes and intent of the foregoing resolutions; all such acts and things done or caused to be done, and all such certificates, instruments, notices and documents, to be performed, executed and delivered in such form as the Authorized Officer performing or executing the same may approve, the performance by the Corporation or execution thereof by such Authorized Officer to be conclusive evidence of the approval thereof by such Authorized Officer and by this Board; and

FURTHER RESOLVED, that any and all action heretofore or hereafter taken by each Authorized Officer of the Corporation in accordance with the foregoing resolutions is hereby approved, ratified and confirmed as the act and deed of the Corporation.